Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2022 Results

•Second Quarter Diluted Earnings Per Share were $0.80 in 2022 vs. $0.80 in 2021
•Guidance Range for 2022 Reaffirmed at $3.95 to $4.15 per Diluted Share

ST. LOUIS (Aug. 4, 2022) — Ameren Corporation (NYSE: AEE) today announced second quarter 2022 net income attributable to common shareholders of $207 million, or $0.80 per diluted share, compared to second quarter 2021 net income attributable to common shareholders of $207 million, or $0.80 per diluted share.
The results reflected earnings on increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were positively impacted by higher Ameren Missouri electric retail sales, primarily driven by warmer early summer temperatures in the second quarter of 2022 compared to near-normal early summer temperatures in the year-ago period. Earnings were also positively impacted by a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher expected average 30-year U.S. Treasury bond yield in 2022 compared to 2021. These favorable factors were offset by an increase in operations and maintenance expenses at Ameren Missouri and Ameren Illinois Natural Gas driven, in part, by unfavorable market returns in 2022 on company-owned life insurance investments compared to favorable market returns in the year-ago period, an increase in energy center-related costs and higher transmission and distribution expenses, including storm costs. Finally, the earnings comparison also reflected increased interest expense, primarily due to increased long-term debt outstanding at Ameren Missouri and Ameren Parent.
“Execution on all elements of our strategy, including significant investments in energy infrastructure across all of our business segments, continues to drive significant value for our customers," said Martin J. Lyons, Jr., president and chief executive officer of Ameren Corporation. "We have had a solid first half of the year and expect to finish the year strong. We remain on track to deliver within our 2022 earnings per share guidance range of $3.95 to $4.15.

"We remain focused on delivering safe, reliable and affordable electric and natural gas services to our customers while executing a growth strategy tied to a responsible clean energy transition. I am pleased to report that as part of that transition, we have accelerated our net-zero emissions goal in connection with the change to Ameren Missouri's integrated resource plan that was released in June," said Lyons.

Ameren recorded net income attributable to common shareholders for the six months ended June 30, 2022, of $459 million, or $1.77 per diluted share, compared to net income attributable to common shareholders for the six months ended June 30, 2021, of $440 million, or $1.71 per diluted share.
The increase in year-over-year six month earnings reflected increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were positively impacted at Ameren Missouri due to higher weather-driven electric retail sales. Earnings were also positively impacted by a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher projected 30-year U.S. Treasury bond yield in 2022 compared to 2021. Ameren Illinois Natural Gas earnings also increased due to higher delivery service rates effective in late January 2021. Earnings at Ameren Transmission were also positively impacted by the absence of the March 2021 FERC order addressing the historical recovery of materials and supplies inventories. These positive factors were partially offset by higher operations and maintenance expense at Ameren Missouri and Ameren Illinois Natural Gas driven, in part, by unfavorable market returns in 2022 on company-owned life insurance investments compared to favorable market returns in the year ago period, an increase in energy center-related costs, higher transmission and distribution expenses, including storm costs, and the absence in 2022 of a deferral of incurred costs related to COVID-19 to a regulatory asset. Finally, the earnings comparison also reflected increased interest expense, primarily due to increased long-term debt outstanding at Ameren Missouri and Ameren Parent.
Earnings Guidance
Today, Ameren reaffirmed its 2022 earnings guidance range of $3.95 to $4.15 per diluted share. Earnings guidance for 2022 assumes normal temperatures for the last six months of the year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2022 earnings were $100 million, compared to second quarter 2021 earnings of $111 million. The year-over-year comparison reflected increased earnings on investments in infrastructure. Earnings were also positively impacted by higher electric retail sales, primarily driven by warmer early summer temperatures compared to near-normal early summer temperatures in the year-ago period. In addition, earnings benefited from higher electric service rates effective Feb. 28, 2022. These factors were more than offset by higher other operations and maintenance expenses driven, in part, by unfavorable market returns in 2022 on company-owned life insurance investments compared to favorable market returns in the year ago period, an increase in energy center-related costs and higher transmission and distribution expenses, including storm costs. Interest expense also increased primarily due to increased long-term debt outstanding.

Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2022 earnings were $51 million, compared to second quarter 2021 earnings of $41 million. The year-over-year improvement reflected increased earnings on infrastructure investments and a higher allowed return on equity based on a higher expected average 30-year U.S. Treasury bond yield in 2022 compared to 2021.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2022 earnings were $6 million, compared to second quarter 2021 earnings of $8 million. The year-over-year comparison reflected increased earnings on infrastructure investments, which were more than offset by higher other operations and maintenance expenses driven, in part, by unfavorable market returns in 2022 on company-owned life insurance investments compared to favorable market returns in the year ago period.
Ameren Transmission Segment Results
Ameren Transmission second quarter 2022 earnings were $63 million, compared to second quarter 2021 earnings of $55 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the second quarter of 2022 reflected a loss of $13 million, compared to a second quarter 2021 loss of $8 million. The year-over-year comparison reflected increased interest expense primarily due to increased long-term debt outstanding.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Aug. 5, to discuss 2022 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q2 2022 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the Missouri Public Service Commission (MoPSC) staff review of the planned Rush Island Energy Center retirement, Ameren Missouri's electric service regulatory rate review filed with the MoPSC in August 2022, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI) challenging the refund period related to the May 2020 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases, Ameren Illinois' electric distribution service rate reconciliation request filed with the Illinois Commerce Commission (ICC) in April 2022, and Ameren Illinois' annual electric energy-efficiency formula rate update filed with the ICC in June 2022;
•the length and severity of the COVID-19 pandemic and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes; customers’ payment for our services; the health, welfare, and availability of our workforce and contractors; supplier disruptions; delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth; changes in how we operate our business; and our ability to access the capital markets on reasonable terms and when needed;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act (IEIMA), which will establish and allow for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois’ election to either utilize traditional regulatory rate reviews or multi-year rate plans for electric distribution service ratemaking effective for rates beginning in 2024;
•the effect on Ameren Missouri of any customer rate caps or limitations to increases to the electric service revenue requirement pursuant to Ameren Missouri’s election to use the PISA;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, emission allowances, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of such assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•increased data security risks as a result of remote working arrangements for a significant portion of our workforce;
•the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates and inflation;
•disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by disruptions in the global supply chain caused by the COVID-19 pandemic;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review and carbon dioxide, other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities as well as natural gas-fired combined cycle energy centers, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;
•the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•the impacts of the Russian invasion of Ukraine, related sanctions imposed by the U.S. and other governments, and any broadening of the conflict, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, or other commodities, materials, or services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Revenues:
Electric	$1,513	$1,284	$2,831	$2,440
Natural gas	213	188	774	598
Total operating revenues	1,726	1,472	3,605	3,038
Operating Expenses:
Fuel	83	173	259	238
Purchased power	318	129	495	320
Natural gas purchased for resale	80	65	373	230
Other operations and maintenance	491	412	952	832
Depreciation and amortization	316	285	615	566
Taxes other than income taxes	129	122	271	250
Total operating expenses	1,417	1,186	2,965	2,436
Operating Income	309	286	640	602
Other Income, Net	62	49	122	95
Interest Charges	126	96	230	196
Income Before Income Taxes	245	239	532	501
Income Taxes	36	31	70	58
Net Income	209	208	462	443
Less: Net Income Attributable to Noncontrolling Interests	2	1	3	3
Net Income Attributable to Ameren Common Shareholders	$207	$207	$459	$440

Earnings per Common Share – Basic	$0.80	$0.81	$1.78	$1.72

Earnings per Common Share – Diluted	$0.80	$0.80	$1.77	$1.71

Weighted-average Common Shares Outstanding – Basic	258.2	256.1	258.0	255.2
Weighted-average Common Shares Outstanding – Diluted	259.4	257.2	259.2	256.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	519	434
Unbilled revenue	400	301
Miscellaneous accounts receivable	81	85
Inventories	600	592
Mark-to-market derivative assets	157	66
Current regulatory assets	333	319
Current collateral assets	222	66
Other current assets	77	97
Total current assets	2,396	1,968
Property, Plant, and Equipment, Net	30,086	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	957	1,159
Goodwill	411	411
Regulatory assets	1,487	1,289
Pension and other postretirement benefits	808	756
Other assets	963	891
Total investments and other assets	4,626	4,506
TOTAL ASSETS	$37,108	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$605	$505
Short-term debt	1,021	545
Accounts and wages payable	897	1,095
Current regulatory liabilities	241	113
Other current liabilities	824	568
Total current liabilities	3,588	2,826
Long-term Debt, Net	12,985	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,614	3,499
Regulatory liabilities	5,727	5,848
Asset retirement obligations	774	757
Other deferred credits and liabilities	411	414
Total deferred credits and other liabilities	10,526	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,527	6,502
Retained earnings	3,336	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	9,880	9,700
Noncontrolling Interests	129	129
Total equity	10,009	9,829
TOTAL LIABILITIES AND EQUITY	$37,108	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities:
Net income	$462	$443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	665	596
Amortization of nuclear fuel	28	20
Amortization of debt issuance costs and premium/discounts	12	11
Deferred income taxes and investment tax credits, net	66	59
Allowance for equity funds used during construction	(19)	(16)
Stock-based compensation costs	12	11
Other	33	2
Changes in assets and liabilities	(387)	(690)
Net cash provided by operating activities	872	436
Cash Flows From Investing Activities:
Capital expenditures	(1,538)	(1,763)
Nuclear fuel expenditures	(22)	(4)
Purchases of securities – nuclear decommissioning trust fund	(122)	(203)
Sales and maturities of securities – nuclear decommissioning trust fund	114	208
Other	16	2
Net cash used in investing activities	(1,552)	(1,760)
Cash Flows From Financing Activities:
Dividends on common stock	(305)	(282)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	475	(59)
Issuances of long-term debt	524	1,423
Issuances of common stock	17	258
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	(6)	(13)
Other	—	(4)
Net cash provided by financing activities	686	1,290
Net change in cash, cash equivalents, and restricted cash	6	(34)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$161	$267

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,055	2,851	6,908	6,681
Commercial	3,381	3,269	6,748	6,594
Industrial	1,037	1,044	2,011	2,018
Street lighting and public authority	16	18	37	40
Ameren Missouri retail load subtotal	7,489	7,182	15,704	15,333
Off-system	1,660	1,512	4,569	2,403
Ameren Missouri total	9,149	8,694	20,273	17,736
Ameren Illinois Electric Distribution
Residential	2,713	2,547	5,828	5,610
Commercial	2,844	2,760	5,706	5,604
Industrial	2,756	2,782	5,423	5,407
Street lighting and public authority	99	99	213	221
Ameren Illinois Electric Distribution total	8,412	8,188	17,170	16,842
Eliminate affiliate sales	(18)	(103)	(94)	(144)
Ameren Total	17,543	16,779	37,349	34,434
Electric Revenues (in millions):
Ameren Missouri
Residential	$371	$328	$703	$640
Commercial	298	271	538	487
Industrial	73	71	130	123
Other, including street lighting and public authority	46	85	79	123
Ameren Missouri retail load subtotal	$788	$755	$1,450	$1,373
Off-system	102	34	178	57
Ameren Missouri total	890	789	$1,628	$1,430
Ameren Illinois Electric Distribution
Residential	$284	$218	$547	$447
Commercial	180	127	338	259
Industrial	53	34	98	68
Other, including street lighting and public authority	(13)	9	(14)	25
Ameren Illinois Electric Distribution total	$504	$388	$969	$799
Ameren Transmission
Ameren Illinois Transmission(a)	$105	$88	$203	$169
ATXI	45	48	93	97
Ameren Transmission total	$150	$136	$296	$266
Other and intersegment eliminations(a)	(31)	(29)	(62)	(55)
Ameren Total	$1,513	$1,284	$2,831	$2,440
(a)Includes $24 million, $15 million, $44 million, and $31 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Gas Sales - dekatherms (in millions):
Ameren Missouri	4	4	13	13
Ameren Illinois Natural Gas	31	31	102	99
Ameren Total	35	35	115	112
Gas Revenues (in millions):
Ameren Missouri	$29	$20	$109	$83
Ameren Illinois Natural Gas	184	168	665	515
Ameren Total	$213	$188	$774	$598
		June 30,		December 31,
		2022		2021
Common Stock:
Shares outstanding (in millions)		258.4		257.7
Book value per share		$38.24		$37.64